Exhibit 99.1

PRESS RELEASE	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045
Contact:
eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	www.eloyalty.com
t 847.582.7000
f 847.582.7001

eLoyalty Announces Strong Fourth Quarter 2008 Results

Company announces 10% sequential Services revenue growth; $842K of Adjusted Earnings; record Managed Services revenues; and record Managed Services Backlog

LAKE FOREST, IL, February 12, 2009 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise customer relationship management (CRM) services and solutions company, today announced financial results for the fourth quarter ended December 27, 2008.

For the fourth quarter of 2008, total revenue was $25.1 million and the net loss was $4.1 million. The net loss available to common shareholders was $0.35 per share. eLoyalty realized “Adjusted Earnings1” of $0.8 million for the fourth quarter of 2008. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings income to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended			Twelve Months Ended
(000’s)	12/27/2008	12/29/2007	% Change	12/27/2008	12/29/2007	% Change
Revenue:
Managed services	$11,374	$10,331	10%	$42,094	$38,665	9%
Consulting services	8,653	9,776	-11%	35,702	49,381	-28%

Services revenue	20,027	20,107	0%	77,796	88,046	-12%
Product	3,926	513	665%	9,777	9,185	6%

Net revenue	23,953	20,620	16%	87,573	97,231	-10%
Reimbursed expenses	1,137	980		3,624	4,874

Total revenue	$25,090	$21,600	16%	$91,197	$102,105	-11%

Q4 2008 Highlights

Fourth Quarter 2008 highlights include:

•	10% sequential increase in Services revenues
•	25% sequential increase in total revenues before reimbursed expenses
•	$842 thousand of Adjusted Earnings (a $2 million sequential improvement)
•	Record $11.4 million Managed Services revenues (an 8% sequential increase)
•	Record $73.9 million Managed Services Backlog[2]
•	$9.9 million of Behavioral AnalyticsTM Service deployment bookings
•	23% sequential increase in ICS Consulting revenues
•	Record $14.8 million of revenues from primary Service Lines (ICS and the Behavioral Analytics TM Service)
•	$3 million annual reduction in operating expenses as compared to the fourth quarter 2008 run rate

First Quarter 2009 Guidance

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

Based on these factors, eLoyalty currently expects its First Quarter 2009 Services revenues will be approximately $19.5 million.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Thursday, February 12, 2009. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at
http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until February 26, 2009 by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 79895951.

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include the Behavioral Analytics™ Service, Integrated Contact Solutions and Consulting Services, each of which enables focused business transformation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	The terms of each Managed Services contract range from one to five years. eLoyalty uses the term “backlog” with respect to its Managed Services engagements to refer to the expected revenue to be received under the applicable contract, based on its currently contracted terms and, when applicable, currently anticipated levels of usage and performance. Actual usage and performance might be greater or less than anticipated. In general, eLoyalty’s Managed services contracts may be terminated by the customer without cause, but early termination by a customer usually requires a substantial early termination payment.

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	Dec. 27, 2008	Dec. 29, 2007	Dec. 27, 2008	Dec. 29, 2007
Revenue:
Services	$20,027	$20,107	$77,796	$88,046
Product	3,926	513	9,777	9,185

Revenue before reimbursed expenses (net revenue)	23,953	20,620	87,573	97,231
Reimbursed expenses	1,137	980	3,624	4,874

Total revenue	25,090	21,600	91,197	102,105
Operating expenses:
Cost of services	13,015	13,590	51,613	58,496
Cost of product	3,080	392	7,945	6,993

Cost of revenue before reimbursed expenses	16,095	13,982	59,558	65,489
Reimbursed expenses	1,137	980	3,624	4,874

Total cost of revenue, exclusive of depreciation and amortization shown below:	17,232	14,962	63,182	70,363
Selling, general and administrative	9,870	10,589	43,155	47,075
Severance and related costs	497	1,328	1,635	1,333
Depreciation	927	912	3,845	3,186
Amortization of intangibles	109	63	340	423

Total operating expenses	28,635	27,854	112,157	122,380

Operating loss	(3,545)	(6,254)	(20,960)	(20,275)
Interest and other income (expense), net	83	285	70	1,484

Loss from continuing operations before income taxes	(3,462)	(5,969)	(20,890)	(18,791)
Income tax benefit (provision)	61	61	(15)	53

Loss from continuing operations	(3,401)	(5,908)	(20,905)	(18,738)
Loss on liquidation of subsidiary	(748)	—	(748)	—

Net loss	(4,149)	(5,908)	(21,653)	(18,738)
Dividends related to Series B preferred stock	(323)	(335)	(1,296)	(1,405)

Net loss available to common stockholders	$(4,472)	$(6,243)	$(22,949)	$(20,143)

Basic loss from continuing operations per common share	$(0.27)	$(0.67)	$(2.02)	$(2.23)

Basic net loss per common share	$(0.35)	$(0.71)	$(2.21)	$(2.40)

Diluted loss from continuing operations per common share	$(0.27)	$(0.67)	$(2.02)	$(2.23)

Diluted net loss per common share	$(0.35)	$(0.71)	$(2.21)	$(2.40)

Shares used to calculate basic net loss per share	12,772	8,778	10,365	8,399

Shares used to calculate diluted net loss per share	12,772	8,778	10,365	8,399

Stock-based compensation, primarily restricted stock, included in individual line items above:
Cost of services	$663	$261	$3,345	$1,004
Selling, general and administrative	2,191	1,872	11,335	9,444
Severance and related costs	—	196	103	196

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 27, 2008	December 29, 2007
ASSETS:
Current Assets:
Cash and cash equivalents	$27,064	$21,412
Restricted cash	3,655	2,455
Receivables, (net of allowances of $107 and $110)	10,005	11,322
Prepaid expenses	7,783	8,465
Other current assets	1,251	1,074

Total current assets	49,758	44,728
Equipment and leasehold improvements, net	6,424	7,391
Goodwill	2,643	2,643
Intangibles, net	611	828
Other long-term assets	4,787	4,461

Total assets	$64,223	$60,051

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$3,904	$2,997
Accrued compensation and related costs	4,994	5,555
Unearned revenue	11,525	11,772
Capital leases	1,311	471
Other current liabilities	3,336	3,312

Total current liabilities	25,070	24,107
Long-term unearned revenue	5,274	7,416
Capital leases	2,280	1,020
Other long-term liabilities	292	605

Total liabilities	32,916	33,148

Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,619,537 and 3,745,070 shares issued and outstanding with a liquidation preference of $19,107 and $19,768 at December 27, 2008 and December 29, 2007, respectively	18,460	19,100

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 14,152,702 and 9,885,458 shares issued at December 27, 2008 and December 29, 2007; and 13,661,746 and 9,735,492 outstanding at December 27, 2008 and December 29, 2007, respectively	142	99
Additional paid-in capital	198,853	172,483
Accumulated deficit	(180,201)	(158,548)
Treasury stock, at cost, 490,956 and 149,966 shares at December 27, 2008 and December 29, 2007	(2,457)	(2,731)
Accumulated other comprehensive loss	(3,490)	(3,500)

Total stockholders’ equity	12,847	7,803

Total liabilities and stockholders’ equity	$64,223	$60,051

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Twelve Months Ended
	Dec. 27, 2008	Dec. 29, 2007
Cash Flows from Operating Activities:
Net loss	$(21,653)	$(18,738)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,185	3,609
Stock-based compensation	14,680	10,448
Loss on liquidation of subsidiary	748	—
Provision for uncollectible amounts	18	168
Severance and related costs	293	—
Deferred income taxes	(2)	(129)
Changes in assets and liabilities:
Receivables	1,140	1,466
Prepaid expenses	1,305	(3,533)
Other assets	(523)	1,622
Accounts payable	919	(1,271)
Accrued compensation and related costs	(296)	2,057
Unearned revenue	(2,362)	6,233
Other liabilities	112	(550)

Net cash (used in) provided by operating activities	(1,436)	1,382

Cash Flows from Investing Activities:
Capital expenditures and other	(698)	(4,520)

Net cash used in investing activities	(698)	(4,520)

Cash Flows from Financing Activities:
Proceeds from rights offering, net	14,845	24
Acquisition of treasury stock	(3,741)	(3,637)
Increase in restricted cash	(1,200)	(2,172)
Payment of Series B dividends	(1,317)	(1,468)
Proceeds from stock compensation and employee stock purchase plans, net	343	422
Principal payments under capital lease obligations	(748)	(27)

Net cash provided by (used in) financing activities	8,182	(6,858)

Effect of exchange rate changes on cash and cash equivalents	(396)	(237)

Increase (decrease) in cash and cash equivalents	5,652	(10,233)
Cash and cash equivalents, beginning of period	21,412	31,645

Cash and cash equivalents, end of period	$27,064	$21,412

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$2,429	$1,518
Capital equipment purchased on credit	2,429	1,518
Change in net unrealized security gain	(343)	451
Supplemental Disclosures of Cash Flow Information:
Cash refunded for income taxes, net	$—	$1,192
Interest paid	(536)	(97)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	Dec. 27, 2008	Dec. 29, 2007	Dec. 27, 2008	Dec. 29, 2007
GAAP—Operating loss	$(3,545)	$(6,254)	$(20,960)	$(20,275)

Add back (reduce) the effect of:
Stock-based compensation	2,854	2,133	14,680	10,448
Severance and related costs	497	1,328	1,635	1,333
Depreciation and amortization	1,036	975	4,185	3,609

Adjusted earnings measure—income (loss)	$842	$(1,818)	$(460)	$(4,885)